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                                                                   EXHIBIT 23.2


                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.


To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-80919) of Forcenergy Inc of our reports dated March 5, 1999, March 4, 1998 and March 3, 1997, of the estimates of net proved oil and natural gas reserves of Forcenergy Inc, and their present values, as of January 1, 1999, 1998 and 1997, included in this Annual Report on Form 10-K for the year ended December 31, 1998.



                                         NETHERLAND, SEWELL & ASSOCIATES, INC.



                                     By:     /s/DANNY D. SIMMONS
                                         --------------------------------------
                                         Danny D. Simmons
                                         Senior Vice President
                                         Houston, Texas
                                         June 9, 1999